Exhibit 10.28

FOURTH AMENDMENT

TO

AMENDED AND RESTATED
REVOLVING CREDIT AGREEMENT

DATED AS OF JUNE 6, 2024

AMONG

DP RBL CO LLC,
AS BORROWER,

THE GUARANTORS PARTY HERETO,

KEYBANK NATIONAL ASSOCIATION,
AS ADMINISTRATIVE AGENT,

AND

THE LENDERS PARTY HERETO

[Fourth Amendment]

FOURTH AMENDMENT TO AMENDED AND
RESTATED REVOLVING CREDIT AGREEMENT

This Fourth Amendment to Amended and Restated Revolving Credit Agreement (this “Fourth Amendment”) dated as of June 6, 2024, is among DP RBL CO LLC, a Delaware limited liability company (the “Borrower”), each of the undersigned guarantors (the “Guarantors”), each Lender (as defined below) party hereto, and KeyBank National Association, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).

RECITALS

A.           The Borrower, the Administrative Agent and the banks and other financial institutions from time to time party thereto (together with their respective successors and assigns in such capacity, each a “Lender”) have entered into that certain Amended and Restated Revolving Credit Agreement dated as of August 2, 2022, as amended by that certain First Amendment dated as of March 1, 2023, that certain Second Amendment dated as of April 27, 2023, and that certain Third Amendment dated as of September 22, 2023 (as further amended, restated, modified or supplemented from time to time, the “Credit Agreement”).

B.            The Borrower has advised the Lenders that its affiliate has entered into that certain Membership Interest Purchase Agreement, dated as of March 18, 2024, by and among Diversified Production LLC, a Pennsylvania limited liability company and the sole member of Borrower (the “Purchaser”), OCM Denali INT Holdings PT, LLC, a Delaware limited liability company (the “Seller”), and Diversified, for the limited purposes set forth therein (the “Purchase Agreement” and, together with the assignments, conveyances, and all other material agreements and instruments of any kind delivered in connection therewith, the “Acquisition Documents”), pursuant to which the Purchaser will acquire one hundred percent (100%) of the limited liability company interests of OCM Denali Holdings, LLC, a Delaware limited liability company (the “Target” and the “Acquisition”). In connection with the Acquisition, the Target will simultaneously enter into a divisive merger pursuant to which certain of its Oil and Gas Properties to be included in the Borrowing Base (such assets being referred to as the “Acquisition Properties”) will be allocated to DP Legacy Central LLC, which is a Guarantor (the “Division”).

C.            The Borrower has requested, and the Lenders and the Administrative Agent have agreed, to amend certain provisions of the Credit Agreement on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into this Fourth Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions.

(a)           Unless otherwise defined in this Fourth Amendment, each capitalized term used in this Fourth Amendment has the meaning assigned to such term in the Credit Agreement. Unless otherwise indicated, all section references in this Fourth Amendment refer to sections of the Credit Agreement.

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(b)           Unless the context otherwise requires, the following terms when used in this Fourth Amendment shall have the meanings assigned to them in this Section 1(b):

“Continuing Lenders” means the Lenders listed on the Lenders Schedule attached to this Amendment as Annex I.

“Exiting Lenders” means each of (i) First-Citizens Bank & Trust Company, and (ii) Bank of America, N.A., each in its capacity as a Lender, and in each case who is a signatory hereto as an “Exiting Lender”.

Section 2. Amendments. Subject to the Satisfaction of the Conditions Precedent in Section 6 of this Fourth Amendment, the Credit Agreement shall be amended effective as of the Fourth Amendment Effective Date as follows:

2.1           Amendments to Section 1.02.

(a)           Section 1.02 of the Credit Agreement is hereby amended by amending and restating the following defined terms in their entirety to read as follows:

“Agreement” means this Amended and Restated Revolving Credit Agreement, including the Schedules and Exhibits hereto, as amended by that certain First Amendment dated as of March 1, 2023, that certain Second Amendment dated as of April 27, 2023, that certain Third Amendment dated as of September 22, 2023, that certain Fourth Amendment dated as of June 6, 2024, and as the same may be further amended, modified, supplemented, restated, replaced or otherwise modified from time to time.

“Test Period” means, for any determination under this Agreement, (a) the period of four consecutive Fiscal Quarters of the Borrower ended March 31, 2024, (b) the three-month period ending June 30, 2024, (c) the six-month period ending September 30, 2024, (d) the nine-month period ending December 31, 2024, and (e) for each Fiscal Quarter ending thereafter, each period of four consecutive Fiscal Quarters of the Borrower then last ended and for which financial statements have been delivered (or are required to be delivered) to the Administrative Agent pursuant to Sections 8.01(a) or (b).

(b)           The last sentence of the definition of EBITDAX in Section 1.02 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Notwithstanding anything herein to the contrary, for the purpose of determining EBITDAX for any four Fiscal Quarters ending (i) on March 31, 2024, EBITDAX for such four Fiscal Quarters shall be deemed to be $170,000,000, (ii) on June 30, 2024, EBITDAX for such four Fiscal Quarters shall be deemed to equal EBITDAX for the Fiscal Quarter then ending multiplied by 4; (iii) ending on September 30, 2024, EBITDAX for such four Fiscal Quarters shall be deemed to equal EBITDAX for the two Fiscal Quarters then ending multiplied by 2, and (iv) ending on December 31, 2024, EBITDAX for such four Fiscal Quarters shall be deemed to equal EBITDAX for the three Fiscal Quarters then ending multiplied by 4 and divided by 3.

[Fourth Amendment]

(c)           Section 1.02 of the Credit Agreement is hereby amended by adding the following defined terms thereto in appropriate alphabetical order to read as follows:

“Corporate CapEx” means, for any Test Period, the actual cash capital expenditures made by Diversified and Diversified Production LLC during such Test Period.

“Corporate Debt Issue Costs” means, for any Test Period, the actual cash issuance fees and expenses incurred by Diversified and Diversified Production LLC in issuing Indebtedness for borrowed money, including registration fees, legal fees, printing costs, and underwriting costs.

“Corporate G&A Expenses” means, for any Test Period, the actual cash general and administrative expenses made by Diversified and Diversified Production LLC during such Test Period.

“Corporate Midstream Expenses” means, for any Test Period, the actual cash expenses for midstream services made by Diversified and Diversified Production LLC during such Test Period, including transportation, processing, and treating services.

“Corporate Taxes” means, for any Test Period, the actual cash Taxes made by Diversified and Diversified Production LLC during such Test Period.

“Diversified Cash Flow” means, for any Test Period, an amount equal to (a) Free Cash Flow for such Test Period, plus (b) SPV Cash Flow for such Test Period.

“Diversified Corporate Expenses” means, for any Test Period, an amount equal to the positive remainder, if any, of (a) the sum (without duplication) of (i) Corporate CapEx, (ii) Corporate G&A Expenses, (iii) Corporate Debt Issue Costs, (iv) Corporate Midstream Expenses, (v) Corporate Taxes, (vi) the amount of the decrease (if any) in the working capital of Diversified and Diversified Production LLC during such Test Period, and (vii) any other general operating expenses incurred by Diversified and Diversified Production LLC in the ordinary course of business, minus (b) the amount of the increase (if any) in the working capital of Diversified and Diversified Production LLC during such Test Period; provided that, for the avoidance of doubt, amounts constituting Diversified Distributions shall never constitute Diversified Corporate Expenses.

“Diversified Corporate Expense Distribution Amount” means, for any Test Period, an amount equal to the positive remainder, if any, of (a) the Diversified Corporate Expenses for such Test Period, minus (b) the SPV Cash Flow for such Test Period.

“Diversified Distributions” means, for any Test Period, (a) cash Restricted Payments made by Diversified to the Parent for the purpose of (i) purchasing shares of the Parent’s common Equity Interests on the open market and (ii) paying dividends with respect to common Equity Interests in the Parent and (b) cash payments made by Diversified in respect of the Seller Indebtedness, provided that cash payments made by Diversified pursuant this clause (b) contemporaneously with the receipt by the Parent (and its contribution to Diversified) of net cash proceeds of a new issuance of Equity Interests by the Parent shall not constitute Diversified Distributions.

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“Seller Credit Agreement” means that certain Credit Agreement, dated as of June 6, 2024 by and among Diversified, as borrower, the Guarantors party thereto, the Lenders party thereto, and Oaktree Fund Administration, LLC, as Administrative Agent.

“Seller Facility” means, collectively, (a) the Seller Credit Agreement and (b) all “Loan Documents” (as defined therein).

“Seller Indebtedness” means the Indebtedness evidenced by the Seller Facility.

“SPV Cash Flow” means, for any Test Period, an amount equal to cash distributions actually received by Diversified Production LLC during such Test Period on account of its Equity Interests in (a) Subsidiaries that are parties to ABS Transactions, (b) DP Bluegrass Holdings LLC, and (c) DP Lion Equity Holdco LLC.

2.2           Amendment to Section 7.22. The first sentence of Section 7.22 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

The proceeds of the Loans and the Letters of Credit shall be used (a) to pay fees and expenses associated with the Transactions, (b) to provide working capital for lease acquisitions, for exploration and production operations, for development (including the drilling and completion of producing wells), for acquisitions of Oil and Gas Properties permitted hereunder, and (c) for other general corporate purposes of the Borrower, its Subsidiaries and the other Permitted L/C Parties, including to fund Restricted Payments permitted by Section 9.04(a).

2.3           Amendments to Section 8.01.

(a)           Section 8.01(c) and Section 8.01(p) of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

(c)        Certificate of Financial Officer - Compliance. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a Compliance Certificate (i) certifying as to whether a Default has occurred and is continuing and, if a Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) certifying that (A) the Borrower has been in compliance with the Financial Performance Covenants at such times as required therein as of the last day of such Fiscal Quarter and (B) in connection therewith, setting forth reasonably detailed calculations demonstrating such compliance, (iii) stating whether any change in GAAP or IFRS or in the application thereof has occurred since the date of the most recently delivered financial statements referred to in Section 8.01(a) and Section 8.01(b) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, (iv) stating whether there are any Subsidiaries which are to become Loan Parties in order to comply with Section 8.13 and, if any such Subsidiaries exist, specifying the actions proposed to be taken in connection therewith, and (v) attaching Annex C thereto containing calculations of Diversified Cash Flow, Diversified Corporate Expenses, and Diversified Distributions for the Test Period then ended, in each case in reasonable detail and calculation satisfactory to the Administrative Agent.

[Fourth Amendment]

(p)        Notices of Certain Changes. Promptly, but in any event within five (5) Business Days after the execution thereof, copies of any material amendment, modification or supplement to (i) the Seller Facility or (ii) any preferred stock designation or Organizational Document of the Borrower or any Group Member.

(b)           Section 8.01 of the Credit Agreement is hereby amended to add new subsection (w) and subsection (x) immediately following subsection (v) thereof to read as follows:

(w)       Certificate of Financial Officer - Diversified Distributions. Concurrently with the making thereof (or, if applicable, on the Payment Date described in the proviso to Section 9.04(a)), a certificate of a Financial Officer of the Borrower (in form and detail satisfactory to the Administrative Agent) certifying (i) the amount of each Diversified Distribution and (ii) that after giving pro forma effect thereto (including any Borrowing incurred in connection therewith) either (x) the Borrower’s ratio of Total Net Debt as of such date to EBITDAX for the four Fiscal Quarters most recently ended is less than 1.50 to 1.00 and the Borrower’s Liquidity is greater than 25% of the then effective Borrowing Base or (y) (A) Available Free Cash Flow (less for the avoidance of doubt, the aggregate amount of any Restricted Payments made that have occurred during the period commencing with the first day of the most recently ended Test Period through and including the time of calculation) is greater than $0.00, (B) the ratio of Total Net Debt to EBITDAX for the most recent four Fiscal Quarters for which financial statements are available does not exceed 2.0 to 1.0 and (C) the Borrower’s Liquidity is equal to or greater than 20% of the then effective Borrowing Base, so long as no Default, Event or Default or Borrowing Base Deficiency has occurred and is continuing or would occur as a result.

(x)         Certificate of Financial Officer – Restricted Payments. Within five (5) Business Days after the end of each calendar month, a certificate of a Financial Officer of the Borrower (in form and detail satisfactory to the Administrative Agent) setting forth the various Restricted Payments (if any) made by the Borrower during such calendar month pursuant to Section 9.04(a)(v) and Section 9.04(a)(vi) and certifying that the Borrower was in compliance with Section 9.04(a)(v) and Section 9.04(a)(vi), as applicable, at such times as required therein as of the date of each such Restricted Payment, together with reasonably detailed calculations demonstrating such compliance.

[Fourth Amendment]

2.4           Amendment to Section 9.04(a). Section 9.04(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a)           Restricted Payments. The Borrower will not, and will not permit any of the other Group Members to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(i)         the Borrower may declare and pay Restricted Payments with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock),

(ii)        Subsidiaries may make Restricted Payments ratably to the holders of their Equity Interests,

(iii)       the Borrower may make cash Restricted Payments pursuant to and in accordance with stock option plans, other equity compensation plans or other benefit plans for management, employees or other individual service providers of the Borrower and the other Group Members which plans have been approved by the Borrower’s board of directors, to the extent such Restricted Payments are made in the ordinary course of business,

(iv)       the Borrower may make cash Restricted Payments in an aggregate amount not to exceed the Diversified Corporate Expense Distribution Amount,

(v)        the Borrower may pay cash Restricted Payments if giving pro forma effect thereto (including any Borrowing incurred in connection therewith) (A) Available Free Cash Flow (less for the avoidance of doubt, the aggregate amount of any Restricted Payments made that have occurred during the period commencing with the first day of the most recently ended Test Period through and including the time of calculation) is greater than $0.00, (B) the ratio of Total Net Debt as of such date to EBITDAX for the most recent four Fiscal Quarters for which financial statements are available does not exceed 2.00 to 1.00 and (C) the Borrower’s Liquidity is equal to or greater than 20% of the then effective Borrowing Base, so long as no Default, Event or Default or Borrowing Base Deficiency has occurred and is continuing or would occur as a result, and

(vi)       the Borrower may make cash Restricted Payments if after giving pro forma effect thereto the Borrower’s ratio of Total Net Debt as of such date to EBITDAX for the most recent four Fiscal Quarters for which financial statements are available is less than 1.50 to 1.00 and the Borrower’s Liquidity is greater than 25% of the then effective Borrowing Base;

provided, that with respect to Restricted Payments constituting Diversified Distributions (as described in clause (a) of the definition thereof), the Borrower may make such Restricted Payments up to ten (10) days prior to the date upon which such Restricted Payments will be made by the Parent (the “Payment Date”) and the pro forma provisions of Section 9.04(a)(v) and Section 9.04(a)(vi), as applicable, shall be tested and certified by the Borrower as of the Payment Date.

For the avoidance of doubt, transactions with Affiliates pursuant to those agreements listed on Schedule 9.14 do not constitute Restricted Payments.

[Fourth Amendment]

2.5           Amendment to Section 10.01. Section 10.01 of the Credit Agreement is hereby amended to (a) delete the word “or” at the end of subsection (k) thereof; (b) replace the “.” at the end of subsection (l) thereof with “; or”; and (c) add new subsection (m) immediately following subsection (l) thereof to read as follows:

(m)       the occurrence of any “Event of Default” (as therein defined) under the Seller Credit Agreement;

2.6           Amendment to Compliance Certificate. Exhibit D to the Credit Agreement is hereby amended by deleting such Exhibit D in its entirety and replacing it with Exhibit D attached hereto.

Section 3. Additional Swap Agreements. Within fifteen (15) days (or such longer period as may be agreed by the Administrative Agent) after the Fourth Amendment Effective Date, the Loan Parties shall enter into additional Swap Agreements in respect of commodities at least equal to the notional amounts of Hydrocarbon production set forth on Annex II attached hereto.

Section 4. Assignments and Reallocations; Exiting Lenders.

(a)           The Continuing Lenders have agreed among themselves to reallocate their Commitments, Maximum Credit Amounts, Applicable Percentages and Revolving Credit Exposures (and in connection therewith, to purchase such interests from the Exiting Lenders) such that their Applicable Percentages and Maximum Credit Amounts shall equal those set forth in Annex I attached hereto, and no such purchase or reallocation shall violate any provision of the Credit Agreement. Each of the Administrative Agent and the Borrower hereby consent to such reallocation and purchase. Such reallocation and purchase are hereby consummated pursuant to the terms and provisions of this Fourth Amendment and Section 12.04(b), and the Borrower, the Administrative Agent and each Lender hereby consummates such reallocation pursuant to the terms, provisions and representations of the Assignment and Assumption attached as Exhibit G to the Credit Agreement as if each of them had executed and delivered an Assignment and Assumption with the Effective Date (as defined therein) being the Fourth Amendment Effective Date; provided that the Administrative Agent hereby waives the $3,500 processing and recordation fee set forth in Section 12.04(b)(ii)(C) with respect to such assignment and assumption. Each Lender hereby consents and agrees to the Applicable Percentages and Maximum Credit Amounts as set forth in Annex I attached hereto. Anything contained in Section 5.02 of the Credit Agreement to the contrary notwithstanding, the Borrower shall not be required to pay any SOFR breakage fees or other similar amounts pursuant to Section 5.02 of the Credit Agreement in connection with the reallocation and purchase contemplated hereby, and the Lenders (including the Exiting Lenders) hereby expressly waive any right to receive any SOFR breakage fees or other similar amounts pursuant to Section 5.02 of the Credit Agreement that would otherwise be payable as a result of any prepayments required to consummate such reallocation and purchase.

(b)           From and after the Fourth Amendment Effective Date, (a) each Exiting Lender shall cease with immediate effect to be a party to, and a Lender under, the Credit Agreement and the other Loan Documents, (b) no Exiting Lender shall have any obligations or liabilities under the Credit Agreement with respect to the period from and after the Fourth Amendment Effective Date and, without limiting the foregoing, no Exiting Lender shall have any Commitment under the Credit Agreement or any participation in any Letter of Credit outstanding thereunder, and (c) no Exiting Lender shall have any rights under the Credit Agreement or any other Loan Document (other than indemnification and other rights under the Credit Agreement expressly stated to survive the termination of such agreement and the repayment of amounts outstanding thereunder). Each Exiting Lender joins in the execution of this Fourth Amendment solely for purposes of effectuating this Fourth Amendment pursuant to Section 6 and evidencing its agreement to the provisions of this Section 4.

[Fourth Amendment]

Section 5. Borrowing Base. Pursuant to Section 2.07(b) of the Credit Agreement, the Lenders hereby notify the Borrower that the Borrowing Base is hereby increased to $385,000,000.00, effective from the Fourth Amendment Effective Date until but not including the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base pursuant to the Borrowing Base Adjustment Provisions, whichever occurs first. Each party hereto hereby agrees that the redetermination of the Borrowing Base provided for herein constitutes the Scheduled Redetermination scheduled to occur on or about May 1, 2024 for purposes of Section 2.07(b) of the Credit Agreement and shall not be construed or deemed to be an Interim Redetermination. The Borrowing Base may be subject to further adjustment from time to time in accordance with the Credit Agreement.

Section 6. Effectiveness. This Fourth Amendment shall become effective on the first date on which each of the conditions set forth in this Section 6 is satisfied (the “Fourth Amendment Effective Date”):

6.1           The Administrative Agent shall have received duly executed counterparts (in such number as may be reasonably requested by the Administrative Agent) of this Fourth Amendment from the Borrower, each Guarantor, and all of the Lenders.

6.2           The Administrative Agent shall have received duly executed Notes for each Lender that requests one reflecting its Maximum Credit Amount set forth on Annex I attached hereto.

6.3           The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying: (i) that attached to such certificate are true, correct, and complete copies of the Purchase Agreement, the Seller Credit Agreement, and the documents evidencing the Division, in each case duly executed and delivered by each party thereto; (ii) that, concurrently with the execution and delivery of this Fourth Amendment on the date hereof, the Loan Parties (or Affiliates thereof) are (A) consummating the Acquisition in accordance with the terms and conditions of the Acquisition Documents and the Seller Facility (without waiver or amendment of any material term or condition thereof not otherwise reasonably acceptable to the Lenders), (B) acquiring all of the Equity Interests of the Target as contemplated by the Acquisition Documents, and (C) consummating the Division; (iii) that neither any Loan Party nor any Affiliates thereof has failed in any material respect to perform any obligation or covenant required by the Acquisition Documents to be performed or complied with by it on or before the Fourth Amendment Effective Date; (iv) that after giving pro forma effect to the Acquisition (including any Borrowing incurred on the Fourth Amendment Effective Date) the ratio of Total Net Debt to EBITDAX for the most recent four Fiscal Quarters for which financial statements are available does not exceed 3.25 to 1.00, (v) as to the final purchase price for the Acquisition after giving effect to all of the adjustments as of the closing date contemplated by the Acquisition Documents and (vi) the satisfaction of the conditions set forth in Sections 6.7, 6.8, 6.10 and 6.11 hereof. The Borrower, for itself and on behalf of each other Loan Parties, hereby acknowledges and agrees that (A) the consummation of the transactions contemplated under this Fourth Amendment, the Division, the Seller Facility, and the Acquisition Documents, including the making of the Loans on the Fourth Amendment Effective Date, are intended to be simultaneous for all intents and purposes, and (B) each Loan Party shall be deemed to have executed and delivered each Loan Document to be executed and delivered on the Fourth Amendment Effective Date immediately prior to or simultaneously with the making of the Loans on the Fourth Amendment Effective Date.

[Fourth Amendment]

6.4           The Administrative Agent shall (a) have received duly executed Mortgages or supplements to existing Mortgages (in such number as may be reasonably requested by the Administrative Agent) covering at least 85% of the PV-10 of the Borrowing Base Properties and (b) be reasonably satisfied that, upon the recording thereof, in each case, in the appropriate filing offices, it shall have a first priority Lien on at least 85% of the PV-10 of the Borrowing Base Properties (other than Permitted Liens that are prior as a matter of Law or contract).

6.5           The Administrative Agent shall have received an opinion of Texas, Louisiana and Oklahoma counsel for the Borrower covering the Mortgages in form and substance reasonably acceptable to the Administrative Agent.

6.6           The Administrative Agent shall have received (a) title information as the Administrative Agent may reasonably require, reasonably satisfactory to the Administrative Agent, setting forth the status of title to at least 85% of the PV-10 of the Borrowing Base Properties and (b) evidence reasonably satisfactory to the Administrative Agent that all Liens on the Acquisition Properties (other than Permitted Liens and the Liens of the Administrative Agent) have been released.

6.7           At the time of and immediately after giving effect to this Fourth Amendment, (a) no Default or Event of Default shall have occurred and be continuing and (b) no event or events shall have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

6.8           There shall be no pending or threatened litigation against the Borrower or any Guarantor which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, except as disclosed in writing to the Administrative Agent prior to the Fourth Amendment Effective Date.

6.9           The Borrower shall have paid all amounts due and payable on or prior to the Fourth Amendment Effective Date to the extent invoiced two (2) Business Days prior to the Fourth Amendment Effective Date, including all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement and all fees due under the fee letters executed in connection herewith.

6.10         Immediately after giving effect to this Fourth Amendment, the Borrower’s Availability shall be equal to or greater than 20.0% of the then effective Borrowing Base.

6.11         The contemporaneous closing of the transactions contemplated under that certain Bridge Loan and Security Agreement, dated as of the Fourth Amendment Effective Date, by and among DP Mustang Holdco LLC (“Mustang”), the other Loan Parties party thereto from time to time, the Lenders party thereto from time to time, UMB Bank, N.A., as administrative agent, and the other parties thereto, pursuant to which Barclays Bank agrees to extend a loan to Mustang in the amount of $80,000,000.

[Fourth Amendment]

Section 7. Governing Law. THIS FOURTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 8. Miscellaneous. (a) On and after the Fourth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each other Loan Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or otherwise modified by this Fourth Amendment; (b) the execution, delivery and effectiveness of this Fourth Amendment shall not operate as a waiver of any default of the Borrower or any right, power or remedy of the Administrative Agent or the Lenders under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents; (c) this Fourth Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Fourth Amendment by signing any such counterpart; and (d) delivery of an executed counterpart of a signature page to this Fourth Amendment by electronic mail shall be effective as delivery of a manually executed counterpart of this Fourth Amendment.

Section 9. Ratification and Affirmation; Representations and Warranties. The Borrower and each Guarantor hereby (a) acknowledges the terms of this Fourth Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended or modified hereby; and (c) represents and warrants to the Lenders that as of the Fourth Amendment Effective Date, after giving effect to the terms of this Fourth Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (unless already qualified by materiality, in which case such representation and warranty (to the extent so qualified) shall continue to be true and correct in all respects), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (unless already qualified by materiality, in which case such representation and warranty (to the extent so qualified) shall continue to be true and correct in all respects) as of such specified earlier date, (ii) no Default or Event of Default has occurred and is continuing, and (iii) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

Section 10. Loan Document. This Fourth Amendment is a Loan Document as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

SECTION 11. No Oral Agreements. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, INCLUDING THIS FOURTH AMENDMENT, EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN AND AMONG THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN AND AMONG SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN AND AMONG THE PARTIES.

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Section 12. Waiver and Consent; Amendment to Acknowledgement Agreement.

(a)           The Borrower has informed the Administrative Agent that the Group Members desire on or about the date hereof to Dispose of the assets (which are not Borrowing Base Properties) listed in Annex III attached hereto (the “Transferred Assets”) and to request the Administrative Agent to release its Lien on the Transferred Assets. The Disposition of the Transferred Assets is not permitted by the terms of the Credit Agreement, and the Borrower has requested that the Lenders representing the Majority Lenders waive the provisions of the Credit Agreement with respect to the Disposition of the Transferred Assets and permit the applicable Group Members to complete such Disposition of the Transferred Assets. Therefore, the Lenders signatory hereto representing the Majority Lenders do hereby consent to (i) the Disposition of the Transferred Assets and (ii) the release of Liens on the Transferred Assets.

(b)           On or before the Fourth Amendment Effective Date, one or more affiliates of Diversified intend to enter into a transaction to refinance the outstanding debt under that certain (i) Indenture, dated February 4, 2022, by and among Diversified ABS Phase III LLC (“ABS III”), the Guarantors party thereto, and UMB Bank, N.A., as Indenture Trustee and Securities Intermediary (“UMB”); and (ii) Indenture, dated May 27, 2022, by and among Diversified ABS Phase V LLC (“ABS V”), the Guarantors party thereto, and UMB (such transaction, the “ABS Refinance”). Upon the request of Diversified in connection with the ABS Refinance, the Administrative Agent shall execute and deliver to Diversified on or before the closing of the ABS Refinance an amendment to that certain Acknowledgement Agreement, dated May 27, 2022, between UMB Bank, N.A. and KeyBank National Association, as acknowledged and agreed to by certain other parties including ABS III and ABS V (the “Acknowledgement Agreement”), to remove ABS III and ABS V as parties to the Acknowledgement Agreement and replace such parties with Diversified ABS VIII LLC (or such other party designated by Diversified) as a party to the Acknowledgement Agreement.

[Signature Pages Follow]

[Fourth Amendment]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by their officers thereunto duly authorized as of the date first above written.

BORROWER:	DP RBL CO LLC
a Delaware limited liability company

	By:	/s/Benjamin M. Sullivan
	Name:	Benjamin M. Sullivan
	Title:	Senior Executive Vice President, Chief Legal and Risk Officer and Corporate Secretary

GUARANTORS:	DP LEGACY CENTRAL LLC DIVERSIFIED ENERGY MARKETING, LLC

	By:	/s/Benjamin M. Sullivan
	Name:	Benjamin M. Sullivan
	Title:	Senior Executive Vice President, Chief Legal and Risk Officer and Corporate Secretary

KEYBANK NATIONAL ASSOCIATION, as Coordinating Lead Arranger, Sole Bookrunner, Administrative Agent and a Lender

By:	/s/George McKean
Name:	George McKean
Title:	Senior Vice President

TRUIST BANK, as Co-Syndication Agent, Joint Lead Arranger, and a Lender

By:	/s/Farhan Iqbal
Name:	Farhan Iqbal
Title:	Director

CITIZENS BANK, N.A., as Joint Lead Arranger, Co-Syndication Agent and a Lender

By:	/s/Scott Donaldson
Name:	Scott Donaldson
Title:	Senior Vice President

Signature Page

DP RBL CO LLC – Fourth Amendment

[Fourth Amendment]

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Joint Lead Arranger, Co-Syndication Agent, a Lender and as Lead Sustainability Structuring Agent

By:	/s/Jacob W. Lewis
Name:	Jacob W. Lewis
Title:	Authorized Signatory

By:	/s/Donovan C. Broussard
Name:	Donovan C. Broussard
Title:	Authorized Signatory

DNB BANK ASA, NEW YORK BRANCH, as a Co-Documentation Agent and Co-Sustainability Structuring Agent

By:	/s/Scott L. Joyce
Name:	Scott L. Joyce
Title:	Senior Vice President

By:	/s/George Philippopoulos
Name:	George Philippopoulos
Title:	Senior Vice President

DNB MAKETS, INC., as a Joint Lead Arranger

By:	/s/Emilio Fabbrizzi
Name:	Emilio Fabbrizzi
Title:	Managing Director

By:	/s/Mack Lambert
Name:	Mack Lambert
Title:	Director

DNB CAPITAL LLC, as a Lender

By:	/s/Scott L. Joyce
Name:	Scott L. Joyce
Title:	Senior Vice President

By:	/s/George Philippopoulos
Name:	George Philippopoulos
Title:	Senior Vice President

MIZUHO BANK, LTD, as a Joint Lead Arranger, a Co-Syndication Agent and a Lender

By:	/s/Edward Sacks
Name:	Edward Sacks
Title:	Managing Director

Signature Page

DP RBL CO LLC – Fourth Amendment

[Fourth Amendment]

U.S. Bank National Association, as a Joint Lead Arranger, a Co-Document Agent and a Lender

By:	/s/Matthew A. Turner
Name:	Matthew A. Turner
Title:	Senior Vice President

FIRST-CITIZENS BANK & TRUST COMPANY, as an Existing Lender

By:	/s/Katya Pittman
Name:	Katya Pittman
Title:	Vice President

FIRST HORIZON BANK, as a Lender

By:	/s/W. David McCarver IV
Name:	W. David McCarver IV
Title:	Senior Vice President

BANK OF AMERICA, N.A., as an Existing Lender

By:	/s/Salman Samar
Name:	Salman Samar
Title:	Director

CITIBANK, N.A., as Joint Lead Arranger and a Lender

By:	/s/Cliff Vaz
Name:	Cliff Vaz
Title:	Vice President

SYNOVUS BANK, as a Lender

By:	/s/Hoyt Elliott
Name:	Hoyt Elliott
Title:	Senior Vice President

Signature Page

DP RBL CO LLC – Fourth Amendment

[Fourth Amendment]

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/Andrew Vernon
Name:	Andrew Vernon
Title:	Authorized Signatory

MERCURIA INVESTMENTS U.S., INC., as a Lender

By:	/s/Steven Bunkin
Name:	Steven Bunkin
Title:	Secretary

Signature Page

DP RBL CO LLC – Fourth Amendment

[Fourth Amendment]

ANNEX I

LIST OF MAXIMUM CREDIT AMOUNTS

[**Omitted**]

Annex I

[Fourth Amendment]

ANNEX II

Swap Agreements

[**Omitted**]

Annex II

[Fourth Amendment]

ANNEX II

Transferred Assets

[**Omitted**]

Annex III

[Fourth Amendment]

EXHIBIT D

[FORM OF]

COMPLIANCE CERTIFICATE

[**Omitted**]